                                                                    EXHIBIT 10.6


               CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                  BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                   OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                   WITH THE SECURITIES AND EXCHANGE COMMISSION









                             COLLABORATION AGREEMENT



                                     between


                           BALLARD POWER SYSTEMS INC.


                                       and


                            UCAR CARBON COMPANY INC.

                             COLLABORATION AGREEMENT

THIS AGREEMENT is made May 3, 1999

BETWEEN:

                  BALLARD POWER SYSTEMS INC., a Canadian corporation having an office at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada, V5J 5J9

                  ("BPS")

AND:

                  UCAR CARBON COMPANY INC., a Delaware corporation having an office at 3102 West End Avenue, Suite 1100, Nashville, Tennessee 37203, USA

                  ("UCAR CARBON")

WHEREAS:

(A) BPS has developed, is in the possession of and is the beneficial owner of, substantial and valuable expertise, know-how and certain intellectual property rights relating to the field of PEM Fuel Cells and the design, manufacture and marketing of PEM Fuel Cells and components therefor for the generation of electrical power for a variety of applications;

(B) BPS wishes to enhance its PEM Fuel Cell technology through the development of improved fuel cell components;

(C) UCAR CARBON has developed, is in the possession of and is the beneficial owner of, substantial and valuable expertise, know-how and certain intellectual property rights relating to the field of flexible graphite and treated natural graphite and sells such materials and articles made therefrom having mechanical, physical, chemical and electrical properties suitable for a wide variety of industrial uses;

(D) BPS and UCAR CARBON wish to co-operate in the research and development of the Target Products for use in PEM Fuel Cells and derivatives thereof and have entered into this Agreement for the purposes of the Collaboration;

(E) BPS intends to procure its supply of the Materials from UCAR CARBON for itself and possibly also for certain of its Affiliates and licensees if the development of the Target Products pursuant to the collaboration under this Agreement is successful;

(F) UCAR and BPS are parties to the Mutual Secrecy Agreement;

NOW THEREFORE this Agreement witnesses that the parties mutually covenant and agree as follows:

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                                     PART 1

                         DEFINITIONS AND INTERPRETATIONS

DEFINITIONS

1.1 In this Agreement, including the recitals, except as otherwise expressly provided or unless the context otherwise requires,

         AFFILIATE, in relation to a specified Person, means a Person that directly or indirectly controls, is under common control with, or is controlled by the specified Person, and for the purposes hereof, a Person will be deemed to control a corporation if

                  (a) securities of the corporation to which are attached more than 50% of the votes that may be cast to elect directors of the specified corporation or other rights to elect a majority of the directors are held, other than by way of security only, by or for the benefit of the Person, and

                  (b) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the corporation,

         ARISING IPR means, collectively, BPS Arising IPR and UCAR Arising IPR arising pursuant to the Collaboration,

         BACKGROUND IPR means, collectively, BPS Background IPR and UCAR Background IPR,

         BPS ARISING IPR means all IPR arising pursuant to the Collaboration concerning any of the following:

                  (a) PEM Fuel Cells and PEM Fuel Cell components and assemblies, including electrically conductive fuel cell separator plates, the design, composition, manufacturing techniques and methodology respecting any of the foregoing, and applications thereof; and

                  (b) the use of any of the Materials in electrically conductive fuel cell separator plates and manufacturing techniques and methodology for fabrication of such plates incorporating the Materials,

         BPS BACKGROUND IPR means all IPR concerning any of the following:

                  (a) PEM Fuel Cells and PEM Fuel Cell components and assemblies, including electrically conductive fuel cell separator plates, the design composition, manufacturing techniques and methodology respecting any of the foregoing, and applications thereof, owned or controlled by BPS before the Effective Date; and

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                  (b) the use of any of the Materials, in electrically
                  conductive fuel cell separator plates, owned or controlled by BPS before the Effective Date,

         BUSINESS DAY means a day that is not a Saturday or a Sunday or a British Columbia provincial, Canadian federal, a United States national or Tennessee state, holiday,

         CHIEF EXECUTIVE OFFICER means, in the case of BPS, BPS's Chief Operating Officer and in the case of UCAR CARBON, UCAR CARBON's President,

         COLLABORATION means the collaboration between the parties described in Section2.1 and includes the collaborative activities of the parties set forth in the SOW which occur from and after the Effective Date,

         COLLABORATION PERIOD has the meaning ascribed to it in Section 2.3,

         COMMITTEE has the meaning ascribed to it in Section 2.4,

         CONFIDENTIAL INFORMATION means, in relation to a Person, information known or used by such Person in connection with its business and technology, including, but not limited to, such Person's Intellectual Property, customer information, financial information, marketing information, and information as to business opportunities and research and development,

         DISPUTE NOTICE has the meaning ascribed to it in Section 6.1,

         EFFECTIVE DATE has the meaning ascribed to it in Section 2.3,

         EVENT OF DEFAULT in relation to a party means an event of default arising as a result of a party being subject to one or more of the following circumstances:

                  (a) an order is made or a resolution is passed or a petition is filed by such party for the liquidation, dissolution or winding-up of such party,

                  (b) such party is in material breach of its obligations under
                  Part 4,

                  (c) such party commits a material default in observing or performing any other material covenant, agreement or condition of this Agreement on its part to be observed or performed and, where such default is curable, such party does not rectify or cure such default within 30 days after receipt of written notice from the other party to this Agreement specifying such default;

                  (d) an execution, sequestration or any other process of any court becomes enforceable against such party or any distress or analogous process is levied upon any material part of the property, assets and undertaking of such party and any such process or distress is not stayed or otherwise suspended by a court of competent jurisdiction within 30 days and has, or could have, a material adverse effect on the business or condition, financial or otherwise, of such party;



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                  (e) such party applies to be put in bankruptcy, takes any
                  action that would permit its creditors to make an application to put such party in bankruptcy, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors, consents to a proposal or similar action under any bankruptcy or insolvency legislation applicable to it, or commences any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or consents to any such proceeding;

                  (f) a custodian, liquidator, receiver, receiver and manager, receiver-manager, trustee or any other person with similar powers is appointed for such party or in respect of any material property or assets or material part of the property or assets of such party and not discharged within 30 days after its appointment and before any action is taken by it in respect of such property or assets which will materially affect the rights of the parties to this Agreement thereto; or

                  (g) a final, non-appealable, decision of any judicial, administrative, governmental or other authority or arbitrator is made which enjoins or restrains, or renders illegal or unenforceable, the performance or observance by such party of any material term of this Agreement,

         EXCLUSIVE PERIOD has the meaning ascribed to it in Section 2.9,

         INTELLECTUAL PROPERTY means in relation to a Person, each patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, system or technique of such Person but does not include trademarks or tradenames,

         IPR means Intellectual Property rights,

         MATERIALS means any one or more of treated graphite flakes, expanded graphite flakes and flexible graphite (commonly referred to as graphite sheet or foil) [TEXT DELETED] or other [TEXT DELETED] developed pursuant to the Collaboration, as well as such materials developed by UCAR CARBON before the Effective Date, including, but not limited to the materials listed in Schedule B,

         MUTUAL SECRECY AGREEMENT means the secrecy agreement made effective May 17, 1996, a copy of which is annexed hereto as Schedule C,

         NOTICE has the meaning ascribed to it in Section 8.4,

         PEM FUEL CELL means a solid polymer fuel cell and includes a direct oxidation fuel cell,

         PERSON means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or trustee or other such legal representative,



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         PROJECT MANAGER has the meaning ascribed to it in Section 2.7,

         SOW means the Statement of Work annexed hereto as Schedule A,

         SUPPLY AGREEMENT DEADLINE DATE has the meaning ascribed to it in
         Section 5.1,

         TARGET PRODUCT means an electrically conductive fuel cell separator plate developed pursuant to the Collaboration utilizing any of the Materials,

         UCAR ARISING IPR means all IPR arising pursuant to the Collaboration concerning

                  (a) any of the Materials,

                  (b) articles made from the Materials, other than electrically conductive fuel cell separator plates,

                  (c) compositions which include one or more of the Materials for use in applications other than in electrically conductive fuel cell separator plates,

                  (d) methodology relating to, or relating to the use of, any of the foregoing other than methodology relating to, or relating to the use of any of the foregoing in, electrically conductive fuel cell separator plates, but excludes IPR concerning electrically conductive fuel cell separator plates as well as everything comprising the BPS Arising IPR, and

         UCAR BACKGROUND IPR means all IPR concerning any of the following:

                  (a) treated graphite flakes, expanded graphite flakes and flexible graphite [TEXT DELETED] or [TEXT DELETED] by UCAR CARBON, its Affiliates or subcontractors with [TEXT DELETED] and other [TEXT DELETED] and [TEXT DELETED], compositions which include one or more of the foregoing, and articles made therefrom and methodology relating thereto, and methodology relating to the use of any of the foregoing, which were owned or controlled by UCAR CARBON before the Effective Date; and

                  (b) the materials described in Schedule B, but excludes everything comprising the BPS Background IPR.

         INTERPRETATION

         1.2 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

             (a) "this Agreement" means this Collaboration Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

             (b) the headings in this Agreement are inserted for convenience only and do not form a part of this

                                       5
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             Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

             (c) the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

             (d) except where otherwise specified, all references to currency mean currency of the United States of America,

             (e) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

             (f) a reference to an entity includes any successor to that entity,

             (g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

             (h) a reference to "approval", "authorization" or "consent" means written approval, authorization or consent,

             (i) a reference to a Part is to a Part of this Agreement and the symbol Section followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

  SCHEDULES

1.3 The following schedules are incorporated in to this Agreement by reference and form a part hereof:

                  Schedule A - Statement of Work
                  Schedule B - List of Materials
                  Schedule C - Mutual Secrecy Agreement

                                     PART 2

                                  COLLABORATION

COLLABORATION

2.1 BPS and UCAR CARBON will work jointly and individually at their respective facilities and will co-operate in their research and development activities as may be required or expedient to produce or create commercially viable versions of the Target Products primarily for use in PEM Fuel Cells.

LIMITED PURPOSE

2.2 The Collaboration will be for the purposes of research and development only, will include the
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activities described in the SOW, and will encompass all research, design, development, improvement and other experimentation and performance testing of the Target Products during the Collaboration Period and the provision of reports and advice by the parties to one another with respect to the development of such products and techniques and methods of their manufacture and exploitation.

COLLABORATION TERM

2.3 The term of the Collaboration (the "Collaboration Period") will be three years commencing on the date set forth on page 1 of this Agreement (the "Effective Date") subject to extension or earlier termination as provided in this Agreement or as may be mutually agreed to by the parties.

STEERING COMMITTEE

2.4 The parties will establish a steering committee (the "Committee") comprising two representatives of each party. Each party may replace, from time to time, any member appointed by it on the Committee by giving written notice thereof to the other party. The Committee will meet regularly but not less than twice per year and meetings of the Committee may be held by telephone conference. The decisions of the Committee will be made unanimously by all of its members. All proceedings and decisions of the Committee will be recorded in minutes which will be signed by at least one member of the Committee appointed by each party.

DUTIES OF COMMITTEE

2.5      The Committee will, among other things,

         (a) monitor the progress and review the performance of each of the parties,

         (b) oversee all work to be performed by each of the parties pursuant to the Collaboration (including, but not limited to, the work for which each party is responsible as may be described in any work-plan pertaining to the Collaboration),

         (c) review patent-related and other intellectual property issues and define the parties' general strategy concerning the same,

         (d) promptly resolve problems and disputes submitted to the Committee by either party,

         (e) evaluate the results of each phase of the Collaboration and discuss all technical issues arising with regard to the Collaboration,

         (f) determine the ownership of Arising IPR which may result pursuant to the Collaboration but only to the extent the same is not provided for in this Agreement,

         (g) modify the SOW as and when deemed necessary,

         (h) review, on a regular basis, the cost of developing and producing the Materials and the projected date of commercialization of PEM Fuel Cells containing Target Products and make recommendations to the parties regarding the same, and

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         (i) review, and where appropriate approve the written summaries prepared by the Project Managers pursuant to Section 2.7(d).

WORK AND COSTS

2.6 Each party will use all reasonable efforts to successfully, diligently and on a timely basis, carry out the portion of the work for which it is responsible as set forth in the SOW for the achievement of the objectives of the Collaboration. Unless otherwise agreed, each party will bear all its own costs and expenditures in connection with its activities pursuant to the Collaboration except that jointly incurred costs will be borne by the parties equally.

PROJECT MANAGER

2.7 Each of the parties will appoint and maintain, until the expiry of the Collaboration Period, a project manager ("Project Manager") and may from time to time change its Project Manager, upon prior written notice to the other party. Each party's Project Manager will be responsible for that party's performance under this Agreement and will coordinate and cooperate with the Committee concerning the management, coordination and administration of the activities of such party under this Agreement. Specifically, the Project Managers will

    (a) exchange results and all other relevant information arising pursuant to the Collaboration,

    (b) specify detailed objectives of the Collaboration, the work to be performed by each party and relevant specifications and appropriate targets, to the extent deemed necessary for the success of the Collaboration,

    (c) maintain books and written records of the dates on which technology is disclosed by one party to the other pursuant to the Collaboration, and

    (d) jointly prepare a written summary for the Committee every six months on the results and progress of the Collaboration.

PRODUCT DEVELOPMENT LEAD TIME

2.8      During the Collaboration Period,

         (a) UCAR CARBON will not, and it will ensure that its Affiliates will not, directly or indirectly,

         (i) be involved with any Person other than BPS in any development of electrically conductive fuel cell separator plates or enter into any negotiations with any Person regarding the same, or

         (ii) develop or manufacture fuel cells or electrically conductive fuel cell separator plates or market, or offer for sale or sell fuel cells or electrically conductive fuel cell separator plates, whether for development, testing or other purposes, except for and on behalf of and at the request of BPS, and

    (b) BPS will not, and it will ensure that its Affiliates will not, directly or indirectly,

         (i) be involved with any Person other than UCAR CARBON in any development of the Materials



                                       8
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    for use in electrically conductive fuel cell separator plates or enter into any negotiations with any Person regarding the same, or

         (ii) except as specifically permitted under Section 2.9 and Part 7, develop or manufacture the Materials for use in electrically conductive fuel cell separator plates or market, or offer for sale or sell the same, whether for development, testing or other purposes.

LICENSE BY UCAR

2.9 Subject to Section 7.2(d) and the confidentiality obligations under Part 4, UCAR hereby grants to BPS, for the period (the "Exclusive Period") commencing the Effective Date and ending six years after the end of the Collaboration Period, which period shall automatically continue for 1 year periods thereafter unless written notice is given by one party to the other 60 days prior to the end of the current period, an exclusive (even as to UCAR), worldwide, royalty-free and paid-up right and license, sublicensable by BPS, to exploit the UCAR Arising IPR and the UCAR Background IPR, solely to enable BPS to make, have made, use or sell the Materials only in connection with the development, manufacture, use or sale of electrically conductive fuel cell separator plates and for no other purpose.

SUBLICENSE BY BPS

2.10 Subject to the confidentiality obligations under Part 4, BPS hereby grants to UCAR, for the Exclusive Period, a non-exclusive, worldwide, royalty-free and paid-up right and license, by way of sublicense, solely to use the UCAR Arising IPR and the UCAR Background IPR to produce the Materials exclusively for and on behalf of BPS, and where requested by BPS, BPS's Affiliates and licensees. So long as UCAR CARBON is not subject to an Event of Default, BPS will not grant any other sublicense of UCAR CARBON's license to BPS under Section 2.9.

2.11 From and after the expiration of the Exclusive Period, as defined in
Section 2.9 above, BPS covenants not to sue UCAR CARBON on account of any sale by UCAR CARBON of Materials included in Arising IPR for use in PEM Fuel Cells and electrically conductive fuel cell separator plates and BPS further covenants not to sue any purchaser from UCAR CARBON of such Materials on account of such use.

                                     PART 3

                             INTELLECTUAL PROPERTY

DISCLOSURE OF IPR FOR THE COLLABORATION
3.1 Each party will disclose to the other its Background IPR but only to the extent strictly necessary for the Collaboration.

BPS'S LICENSE TO UCAR CARBON FOR COLLABORATION

3.2 BPS hereby grants to UCAR CARBON a non-exclusive, non-transferable, royalty-free, right (without the right to sub-license) to use, subject to
Section 3.1, the BPS Background IPR and the BPS

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Arising IPR (in each case subject to the confidentiality obligations contained in Part 4) until the end of the Collaboration Period for the sole purpose of carrying out the work under the Collaboration. For greater certainty the license granted by BPS to UCAR CARBON under this Section 3.2 does not include any right to manufacture, sell or distribute products using, or to otherwise exploit, the BPS Background IPR or the BPS Arising IPR for any other purpose.

UCAR CARBON'S LICENSE TO BPS FOR COLLABORATION

3.3 UCAR CARBON hereby grants to BPS a non-exclusive, non-transferable, royalty-free, right (without the right to sub-license) to use, subject to
Section 3.1, the UCAR Background IPR and the UCAR Arising IPR (in each case subject to the confidentiality obligations contained in Part 4) until the end of the Collaboration Period for the sole purpose of carrying out the work under the Collaboration. For greater certainty, except as otherwise set forth in
Section 2.9 and Part 7, the license granted by UCAR CARBON to BPS under this
Section 3.3 does not include any right to manufacture, sell or distribute products using, or to otherwise exploit, the UCAR Background IPR or the UCAR Arising IPR for any other purpose.

OWNERSHIP OF ARISING IPR

3.4 Where pursuant to the Collaboration any Intellectual Property which specifically relates to the Materials or the Target Products is invented, discovered, improved or otherwise developed or made by one party, such party will disclose the same to the other. Regardless of inventorship, ownership of all Intellectual Property in any such invention, discovery, improvement or development will vest immediately and is hereby assigned in accordance with the definitions of BPS Arising IPR and UCAR Arising IPR. To this end the parties will execute or cause to be executed such deeds, documents, instruments, assignments and moral rights waivers as may be necessary to effect the intent of this Section 3.4.

PATENTS

3.5 Each party that is entitled to ownership of any Intellectual Property created pursuant to the Collaboration as described in Section 3.4 will, at its option, prosecute patents with respect to the same. Each party will execute all such documents, execute or obtain such assignments and waivers, including waivers of moral rights, and do all such other things as are reasonably requested by the owner of such Intellectual Property in connection with any application or prosecution of patents in respect of the same and will assist the owner in all respects necessary to enable filing and prosecution of any such application. The owner will be responsible for filing, prosecuting and maintaining patent applications it files.

CONSENT TO USE OF CONFIDENTIAL INFORMATION

3.6 Neither party's patent applications may include any Background IPR, Arising IPR or Confidential Information of the other without the express written consent of the other party.

INFRINGEMENT CLAIM

3.7 If during the Collaboration Period either party discovers any third party infringement of IPR
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belonging to either party, it will promptly notify the other party.

                                     PART 4

                                 CONFIDENTIALITY

CONFIDENTIALITY OBLIGATIONS

4.1 Each party (for purposes of this Part 4, the "Recipient"), at all times during the Collaboration Period and for a period of ten years after the expiry thereof,

    (a) will, and will ensure that each of its directors, officers, employees, Affiliates, licensees, including sublicensees (collectively, the "Recipient's Agents") will, hold in confidence and keep confidential the Confidential Information of a party (the "Disclosing Party") disclosed to it by the Disclosing Party,

    (b) will not, and will ensure that the Recipient's Agents will not, directly or indirectly, use or disclose any such Confidential Information except to the extent that it is strictly necessary for the Collaboration,

    (c) will cause the Recipient's Agents that are recipients of or exposed to such Confidential Information, to execute confidentiality agreements to protect the same,

    (d) will not, and will ensure that the Recipient's Agents will not, except to the extent necessary for the Collaboration, make copies of or otherwise reproduce such Confidential Information, and

    (e) will, and will ensure that each of the Recipient's Agents will, use commercially reasonable best efforts to maintain all such Confidential Information in a manner so as to protect the same against wrongful disclosure, misuse, espionage and theft.

EXCEPTIONS FOR CONFIDENTIALITY

    4.2 Nothing in this Agreement will prevent the Recipient or the Recipient's Agents from making use of or disclosing any Confidential Information disclosed to them by the Disclosing Party

(a) which is or becomes generally available to the public through no breach of this Agreement or any other obligation of the Recipient or the Recipient's Agents to the Disclosing Party,

(b) of which the Recipient or the Recipient's Agents had knowledge before the date of this Agreement, as evidenced by competent proof, unless the same was disclosed to the Recipient or the Recipient's Agents by the Disclosing Party,

(c) of which the Recipient or the Recipient's Agents obtained knowledge from a third party, as evidenced by competent proof, unless such third party obtained such Confidential Information in violation of any duty of confidence owed to the Disclosing Party, or

(d) which is required to be disclosed pursuant to law or a rule, regulation, policy or order of a governmental authority having jurisdiction or pursuant to a final order or judgment of a court of competent jurisdiction and in such case the parties will cooperate with one another to obtain an appropriate


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protective order or other reliable assurance that confidential treatment will be afforded to such Confidential Information.

EMPLOYMENT RELATIONS

4.3 Neither party will, during the Collaboration Period and for a period of two years next after the expiry thereof, solicit for employment any individual who is, at the time of such solicitation, employed by the other party or its Affiliates nor will such party, directly or indirectly, induce any such individual to leave his or her employment. Nothing herein will prevent a party from employing any such employee so long as no solicitation or inducement has been made to such employee by or on behalf of such party.

REASONABLE RESTRICTION

4.4 Each party agrees that the restrictions contained in this Part 4 are reasonable for the protection of the respective legitimate business interests of the parties.

NON-DISCLOSURE OF COLLABORATION

4.5 Except as may be required by law or applicable securities regulatory authorities, neither party will make public the existence of this Agreement or the Collaboration hereunder or the negotiations leading to or pursuant to this Agreement, without the written consent of the other party. Notwithstanding the foregoing, as soon as reasonably practicable after the execution by the parties of an agreement governing the supply of the Materials by UCAR CARBON to BPS as contemplated in Section 5.1, each party will be entitled to make public the existence of such agreement provided that the form and substance of any such publicity is first approved by the other party.

MUTUAL SECRECY AGREEMENT

4.6 The provisions of the Mutual Secrecy Agreement (and not Section 4.1 and
Section 4.2 hereof) will apply to all "Proprietary Information" (as defined in such agreement) disclosed by the parties to one another before the Effective Date notwithstanding that such Proprietary Information may be disclosed again as Confidential Information under this Agreement.

ADDITIONAL CONFIDENTIALITY OBLIGATION OF UCAR CARBON

4.7 During the Exclusive Period, UCAR CARBON will not use or disclose, or permit the use or disclosure of, any IPR that are the subject matter of the license granted by UCAR to BPS under Section 2.9 other than for the purposes specified in Section 2.9 and Section 2.10.

                                     PART 5

                                     SUPPLY

SUPPLY

5.1 UCAR CARBON will manufacture and supply to BPS, and BPS will purchase from UCAR

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CARBON, all of BPS's requirements of the Materials during the Collaboration
Period; provided that BPS may acquire the Materials from sources other than UCAR CARBON for electrically conductive fuel cell separator plates during that period, but solely for benchmarking. The parties will negotiate in good faith and use all commercially reasonable best efforts to conclude, within 90 days after the Effective Date or such other date as may be agreed to by the parties in writing (the "Supply Agreement Deadline Date"), an agreement governing the supply of the Materials, both during and beyond the Collaboration Period, by UCAR CARBON to BPS and, where required by BPS, to BPS's Affiliates and licensees.

                                     PART 6

                               DISPUTE RESOLUTION

INITIATION OF PROCESS

6.1 If at any time a dispute between the parties with respect to any matter relating to this Agreement arises, a party that wishes that the issue be considered further may give written notice (the "Dispute Notice") to the other and to the Committee requiring that such issue or dispute be decided pursuant to this Part 6.

REFERRAL TO COMMITTEE

6.2 If a Dispute Notice is given, either party may, in the first instance, ask the Committee to initiate discussions with a view to settling the issue or matter. A decision reached by the Committee and communicated by it in writing to the parties will be binding on the parties and will be implemented.

REFERRAL TO CHIEF EXECUTIVE OFFICERS

6.3 If no decision is communicated by the Committee within 30 days after such issue or dispute is referred to it, either party may at any time before a decision thereon is so communicated, ask the Chief Executive Officers of each of the parties to initiate discussions with a view to settling the issue or matter. Once the issue or dispute is referred to the Chief Executive Officers, the Committee will no longer have jurisdiction to decide on the issue. A decision reached by such Chief Executive Officers and communicated by them in writing to the parties will be binding on the parties and will be implemented.

SUBMISSION TO ARBITRATION

6.4 If no decision is communicated by the Chief Executive Officers within 30 days after such issue or dispute is referred to them, either party may at any time before a decision thereon is so communicated and less than 120 days after delivery of the Dispute Notice, by further notice given to the other, submit the issue or dispute for determination by a three member arbitration panel in accordance with the rules of arbitration of the International Chamber of Commerce.

ACCEPTANCE AND IMPLEMENTATION

6.5 Each of the parties will accept and proceed in good faith diligently to implement the award or decision of the arbitrators on an arbitration pursuant to
Section 6.4.

PLACE OF ARBITRATION

6.6 All arbitration proceedings will be conducted in San Francisco, California or in such other place as the parties may agree.

LEGAL PROCEEDINGS

6.7 A legal proceeding commenced by a party to this Agreement in respect of an issue or dispute that may be arbitrated under this Agreement will be stayed until the time during which arbitration may be initiated has expired or, if arbitration is initiated, a decision on the arbitration is delivered or the arbitration process has otherwise ended.

EXCLUSIONS

6.8 This Part 6 will not apply to the grant of provisional remedies, including injunctions, restraining orders and specific performance, and each party reserves its right to commence such action or seek such remedies from a court of competent jurisdiction.

                                     PART 7

                                   TERMINATION

TERMINATION

7.1 Subject to earlier termination as provided in this Section 7.1, the Collaboration hereunder will end as provided in Section 2.3. Thereafter the Collaboration may be renewed year-to-year by mutual agreement. Notwithstanding the foregoing, the Collaboration hereunder may be terminated by either party,

    (a) without cause, upon 90 days' written notice to the other to that effect, or

    (b) by written notice to the other, if the other becomes the subject to an Event of Default, or

    (c) by written notice to the other, if no agreement for the supply of the Materials by UCAR CARBON to BPS has been concluded by the Supply Agreement Deadline Date, or

    (d) by written notice to the other, if the parties

        (i) have completed the work required of them under the SOW before the end of the Collaboration Period, and

        (ii) cannot agree on additional work to be done or the milestones or other deliverables to be met, during the balance of the Collaboration Period.

RIGHTS AND OBLIGATIONS OF THE PARTIES AFTER TERMINATION

7.2 Notwithstanding the foregoing, all rights and obligations of the parties accruing before the effective date of the termination of the Collaboration herein and all rights and obligations expressly stated to continue after or accrue as a result of, the termination of the Collaboration, will survive the effective date of such termination and will continue in full force and effect, provided that

    (a) if UCAR CARBON terminates the Collaboration herein without cause, or BPS terminates the Collaboration as a result of UCAR CARBON being the subject of an Event of Default,

        (i) Section2.10 will cease to apply, and

        (ii) subject to the confidentiality obligations under Part 4, BPS will have, and UCAR CARBON will be deemed to have granted to BPS, a perpetual, irrevocable, worldwide, non-exclusive, royalty-free and paid-up right and license, sublicensable by BPS, to exploit the UCAR Arising IPR and, to the extent reasonably necessary, the UCAR Background IPR, to enable BPS to make, have made, use or sell the Materials, in connection with the development, manufacture, use or sale of electrically conductive fuel cell separator plates. The grant of the license under this Section7.2(a)(ii) will be without prejudice and in addition to the license granted underSection2.9 and includes the right by BPS to disclose UCAR CARBON's Confidential Information to BPS's sublicensees in connection with the production, use or sale of the Materials. UCAR CARBON will promptly, upon request, transfer to and provide BPS with all relevant technology, information, training and technical assistance as may be necessary for such purpose at a fee that reflects no more than the reasonable cost of effecting such technology transfer, training and technical assistance,

    (b) if BPS terminates the Collaboration herein without cause, or UCAR CARBON terminates the Collaboration as a result of BPS being the subject of an Event of Default,

        (i) Section2.9 and Section2.10 will cease to apply, and

        (ii) subject to the confidentiality obligations under Part 4, BPS will provide UCAR CARBON with such irrevocable consents as may be necessary to permit UCAR CARBON to make, have made and sell the Materials,

    (c) if the supply agreement contemplated in Section5.1 is not concluded on or before the Supply Agreement Deadline Date, UCAR will, if so requested by BPS, continue supplying the Materials to BPS on commercially reasonable terms, at commercially reasonable prices for a period not exceeding 6 months. If the parties fail to agree on such terms or prices within 60 days after the Supply Agreement Deadline Date, the matter will be determined by arbitration pursuant to Section6.4, mutatis mutandis,

    (d) Section7.2(a) and (b), Section2.8, Section2.9 and Section2.10 will be suspended if the agreement for the supply of the Materials by UCAR CARBON to BPS, as contemplated in Section5.1 has not been concluded on or before the Supply Agreement Deadline Date; provided that

        (i) subject to Section7.2(d)(ii), such provisions will reapply immediately following the execution of any such agreement at any time after such date, and

        (ii) such provisions will be deemed cancelled if such an agreement has not been concluded within 9 months after the Supply Agreement Deadline Date, and

    (e) for greater certainty, Section7.2(a) and Section7.2(b) will not apply if the Collaboration is terminated pursuant to Section7.1(d).

RETURN OF CONFIDENTIAL INFORMATION

7.3 Except as may be required for the purposes of effectively utilizing any licensing rights arising upon or continuing after the end of the Collaboration, forthwith upon termination of the Collaboration, each party will, upon request, return or cause to be returned to the other all Confidential Information of the other in its possession or under its control, regardless of form, including all known and existing copies and reproductions thereof.

                                     PART 8

                                     GENERAL

MODIFICATIONS, APPROVALS AND CONSENTS

8.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

FURTHER ASSURANCES

8.2 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

ENTIRE AGREEMENT

8.3 The provisions in this Agreement constitute the entire agreement between the parties hereto and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties.

NOTICES

8.4 Every notice, request, demand, direction or other communication (each, for the purposes of Section8.4, Section8.5 and Section8.6, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

    (a) if to BPS at:

        9000 Glenlyon Parkway

        Burnaby, British Columbia
        Canada V5J 5J9
        Attention:        Chief Operating Officer
        Facsimile:        (604) 412-3131

        with a copy to BPS's Vice-President and General Counsel at the same address and facsimile number; and

    (b) if to UCAR CARBON at:

        3102 West End Avenue,
        Suite 1100
        Nashville, Tennessee
        USA 37203
        Attention:        The President
        Facsimile:        (615) 760-7797

        with a copy to UCAR CARBON's Vice-President and General Counsel at the same address and facsimile number;

or to such other address or transmission receiving station as is specified by the particular party by Notice to the others.

DEEMED RECEIPT

8.5 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

CHANGE OF ADDRESS

8.6 A party may at any time, by Notice to the others, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

ENUREMENT

8.7 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

APPLICABLE LAW

8.8 This Agreement will be deemed to have been made in British Columbia, Canada and the construction, validity and performance of this Agreement will be governed in all respects by the laws of British Columbia and applicable laws of Canada. The application of the provisions of the United Nations Convention on Contracts for the International Sale of Goods are hereby excluded.

ATTORNMENT

8.9 Each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, Canada and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.

FORCE MAJEURE

8.10 Neither party will be liable to the other for default or delay in the performance of its obligations under this Agreement if such default or delay is caused by fire, strike, riot, war, act of God, delay of carriers, governmental orders or regulation, complete or partial shutdown of plant by reason of inability to obtain sufficient raw material or power, or any other occurrence beyond the reasonable control of such party. The party whose performance is prevented by any such occurrence will notify the other party of the same in writing as soon as is reasonably possible after the commencement thereof, will provide the other with full written particulars of such occurrence and attempts made to remedy the same, will use commercially reasonable best efforts to remedy such occurrence with all reasonable dispatch and, upon cessation of the occurrence, will give prompt written notice to the other party of the same.

SEVERABILITY

8.11 If any provision contained in this Agreement is found by any court or arbitrator for any reason, to be invalid, illegal or unenforceable in any respect in any jurisdiction,

    (a) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose, and

    (b) the parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision and of this Agreement and, failing the agreement of the parties on such a substitution within 30 days after the finding of the court or arbitrator, either party may refer the matter for dispute resolution under Part 6.

COUNTERPARTS

8.12 This Agreement may be executed in counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that both parties are not signatories to the same counterpart or facsimile.

ASSIGNMENT

8.13 Neither party may assign any right, benefit or interest in this Agreement without the written consent of the other party, and any purported assignment without such consent will be void.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BALLARD POWER SYSTEMS INC.


By: /s/ Noordon S.K. Nanji
    ---------------------------------

Its: Vice President and General Counsel

UCAR CARBON COMPANY INC.


By: /s/ Peter B. Mancino
    --------------------

Its: Vice President

                                   Schedule A

                                Statement of Work

Project Plan For Materials and Target Products Development

BACKGROUND

The development of Materials for electrically conductive fuel cell separator plates has taken several years and demonstrates that BPS and, where applicable, one or more of its Affiliates (collectively "Ballard") and UCAR CARBON can work together successfully. Because of the past success of the co-operative effort and the technical aspects of the material we now need to enter into a closer relationship and to focus our efforts on taking this product into high volume production. To this end we have entered into a Collaboration Agreement and in support of that agreement a detailed Development Plan has been constructed. This plan has been developed in a series of meetings with UCAR CARBON, BPS and Ballard Power Systems GmbH ("Ballard Germany"). This plan is intended to guide the development and outline the resources needed to achieve our goals.

THE DEVELOPMENT PLAN

The work over the next few years has been divided into 5 programs. For each program a "champion" has been selected at both Ballard and UCAR CARBON. Each of these programs has interactions with the others and it will be a significant challenge to co-ordinate the activities at the three work locations. Monthly telephone meetings will be held by the team to discuss progress.

The plan will be guided by the Committee which will set goals and priorities. The Committee will consist of a manager and one of the technical team leaders from each of Ballard and UCAR CARBON. The Committee will meet twice annually to evaluate progress and set or adjust the goals. The individual teams will be responsible for detailed scheduling and planning.

Each of the programs discussed below (with the exception of the production preparation study) has an iterative nature. Each program also has associated technical risks. It is expected that each iteration will produce an improvement than can be integrated with the results of other programs and used in the continued development of the fuel cell. A second series of programs will then be planned and executed to make further improvements. For this reason specific deliverables have been identified for 1999 but not for future years. The Committee should set these based on the progress made in 1999.

1.    Material [TEXT DELETED] for [TEXT DELETED]

Goal: To improve the ability of a Material to [TEXT DELETED].
      To improve the ability of the [TEXT DELETED]

Ballard Champion  David Brown
UCAR Champion     Jeff Gough

Methodology:

The most important variable in the time it takes to [TEXT DELETED] the parts has been shown to be the grade of Materials. Because the process time has a strong effect on the process costs it is important to reduce it by identifying the difference between grades of Materials that cause the effect. This study will be undertaken to try to improve the Materials either by [TEXT DELETED], [TEXT DELETED] or [TEXT DELETED], so that they can be [TEXT deleted] more easily. The Materials inhibit the [TEXT DELETED] of [TEXT DELETED]. The reason for this effect is unknown and significant [TEXT deleted] could be realized with a less severe [TEXT DELETED]. For this work interaction with the [TEXT DELETED] supplier is needed. UCAR CARBON will produce various test grades of Materials and Ballard will perform [TEXT DELETED] studies on them. Leading Materials will be qualified for use in Target Products in fuel cell stacks at Ballard.

Deliverables:

1. UCAR CARBON will supply Ballard with different grades of Materials to enhance [TEXT DELETED] by 15 Jan 1999

2.    Ballard will finish evaluation by 12 march 1999

3. Preliminary specification for new grade Materials with enhanced [TEXT DELETED] will be issued by the team before 10 May 1999. This specification will then be integrated in to other projects.

2.    Expanded Supply Base and Cost Reduction

Goal: To reduce the cost of Materials by expanding the supply base and reducing the chemical treatment costs.

Ballard Champion: Mike Sexsmith
UCAR Champion     Jeff Gough

Methodology:

The cost of the Materials depends on the [TEXT DELETED], [TEXT DELETED] and [TEXT DELETED]. Each of these parameters interact with the final properties of the Materials. New grades which meet the overall technical requirements must be developed based on a broader supply base as well as less costly treatment processes. As each of these variables will impact the chemistry of the Materials, the new grades must be tested in fuel cells to determine if the [TEXT DELETED] the fuel cells. UCAR CARBON will produce series of test grades of Materials and screen them using leach tests. Ballard will then check the leading Materials for performance in Target Products. From the initial matrix of grades the most promising grades will integrated into the other programs. The aim will be to qualify multiple grades from UCAR CARBON's existing sources.

Deliverables

1. UCAR CARBON will supply Ballard with [TEXT DELETED] of Materials from [TEXT DELETED] and [TEXT DELETED] by Feb 18 1999.

2. Ballard and UCAR CARBON will evaluate these grades of Materials Ex Situ by April 15, 1999.

3. UCAR CARBON will deliver a new grade of Material [TEXT DELETED] and lower cost grades by July 5th 1999.

3.    Continuous Processing Study for [TEXT DELETED] of Target Products

Goal: To develop a [TEXT DELETED] process to [TEXT DELETED] and [TEXT DELETED] the Materials into Target Products.

Ballard Champion: Clemens Schwab
UCAR Champion     Jeff Gough

Methodology:

[TEXT DELETED] has been demonstrated to be an effective method for [TEXT DELETED] electrically conductive fuel cell separator plates. It is now necessary to study the process and optimize the process parameters to give the highest rate with the best plate properties. The primary variables to study are [TEXT DELETED], [TEXT DELETED], [TEXT DELETED] and [TEXT DELETED]. The primary output parameters are [TEXT DELETED], [TEXT DELETED], [TEXT DELETED], [TEXT DELETED] and quality of [TEXT DELETED]. A set of tools will be commissioned and used to test a matrix of starting Materials. As new grades are developed in the other studies they will be integrated into this program. This is the expected process for Mk9O2 parts electrically conductive fuel cell separator plates.

Deliverables

1. UCAR CARBON will deliver first [TEXT DELETED] samples of the [TEXT DELETED] Material to Ballard Germany by Nov 30 1998. Second [TEXT DELETED] of [TEXT DELETED] to be delivered by the end of March 1999.

2. Ballard will demonstrate the feasibility of [TEXT DELETED] and [TEXT DELETED] the Materials [TEXT DELETED] to [TEXT DELETED] Target Products by April 12 1999.

4.    Advanced Material Development

Goal: To develop a [TEXT DELETED] Material based on expanded graphite which can be formed [TEXT DELETED] into a Target Product.

Ballard Champion: Andreas Gaulhofer
UCAR Champion:    Michael Wardrupp

Methodology:

A [TEXT DELETED] Material grade has been demonstrated to meet many of our requirements. Further work is needed to define the actual composition of the new Material. As the composition is refined, [TEXT DELETED] trials will be carried out to determine the processing characteristics. Initially this will be done with [TEXT DELETED] and when the Material is more developed [TEXT DELETED] will be made to [TEXT DELETED] the Material into Target Products. As work progresses in developing lower cost grades of Materials and [TEXT DELETED], these concepts will be integrated into this program.

1. UCAR CARBON will deliver to Ballard 4 [TEXT DELETED] of [TEXT DELETED] Materials in 1999.

2. UCAR CARBON will demonstrate a [TEXT DELETED] at a laboratory scale on July 30 1999.

3. Ballard will examine each set of [TEXT DELETED] Material and report on its suitability for use in Target Products within 2 months after the delivery date.

4. UCAR CARBON and Ballard will issue a preliminary specification for the [TEXT DELETED] to be incorporated in the Material on July 30 1999.

5.    Target Product Production Preparation Study

Goal: To determine what infrastructure will be needed for high volume production of Target Products. The process logistics and cost structure will be determined based on the different technology options.

Ballard Champion: David Brown (Peter Hedrich)
UCAR Champion:    Walter Burroughs

Methodology:

As the production volumes of Target Products begin to rise, the [TEXT deleted] and [TEXT DELETED] will no longer meet our needs. The study must identify all of the [TEXT DELETED] ([TEXT DELETED], [TEXT DELETED], [TEXT DELETED] etc.) needed to build such Target Product production line and to determine what the most [TEXT DELETED] is for the [TEXT DELETED] of work. The study should form the basis of an [TEXT DELETED] for the [TEXT DELETED] Ballard commercial production line.

Deliverables

1. Ballard and UCAR CARBON will issue preliminary [TEXT DELETED] of an [TEXT DELETED], which define the basic process from [TEXT DELETED] to Materials to Target Products by June 30 1999.

2. Ballard and UCAR CARBON to define milestones and critical dates by Dec 1999 for implementation activities to meet commercial production goals.

3. Ballard and UCAR CARBON to define the possible [TEXT DELETED] of [TEXT DELETED] and [TEXT DELETED] for all [TEXT DELETED] and [TEXT DELETED] needed for the [TEXT DELETED] by [TEXT DELETED].

                                   Schedule B

                                List of Materials

Grade                 Date Sent       Description
[TEXT DELETED]         9/6/96         Qualified for use in [TEXT DELETED]
[TEXT DELETED]         1/31/97        [TEXT DELETED]
[TEXT DELETED]         10/1/98        Qualified for use in [TEXT DELETED]
[TEXT DELETED]         8/26/98        [TEXT DELETED]
[TEXT DELETED]         3/17/97        [TEXT DELETED]
[TEXT DELETED]         2/3/99         [TEXT DELETED] with [TEXT DELETED]
[TEXT DELETED]         10/3/97        [TEXT DELETED]
[TEXT DELETED]         10/3/97        [TEXT DELETED]
[TEXT DELETED]         4/23/98        [TEXT DELETED]
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         12/16/98       [TEXT DELETED] materials
[TEXT DELETED]         2/3/99         [TEXT DELETED] graphite
[TEXT DELETED]         2/3/99         [TEXT DELETED] graphite
[TEXT DELETED]         2/3/99         [TEXT DELETED] graphite
[TEXT DELETED]         2/3/99         [TEXT DELETED] graphite with [TEXT DELETED]

                                   Schedule C

                            MUTUAL SECRECY AGREEMENT

      This AGREEMENT effective as of the 17th day of May, 1996, is between UCAR CARBON COMPANY INC., a Delaware corporation, having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817 (hereinafter referred to as "UCAR CARBON"); and BALLARD POWER SYSTEMS INC., having an office at 9000 Glenlyon Parkway, Burnaby, B.C. Canada V5J 5J9 (hereinafter referred to as "BALLARD").

      WHEREAS, UCAR CARBON possesses certain proprietary information (hereinafter UCAR CARBON Proprietary Information) relating to the manufacture of flexible graphite for use in fuel cells.

      WHEREAS, BALLARD possesses certain proprietary information (hereinafter BALLARD Proprietary Information) relating to fuel cells and components for fuel cells.

      WHEREAS, UCAR CARBON and BALLARD desire to exchange such proprietary information (hereinafter individually and collectively referred to as "Proprietary Information") for the purpose of UCAR CARBON supplying flexible graphite produced employing UCAR CARBON Proprietary Information to BALLARD under a separate purchase order.

      WHEREAS, each party is willing to disclose to the other party its Proprietary Information for the specific purposes of this Agreement under the following conditions:

      1. During the term of this Agreement, the receiving party agrees to hold in confidence and not disclose to any person or persons, other than its employees with a need to know, or use except for the purpose of this agreement, for a period of fifteen (15) years from the date of each disclosure, any and all Proprietary Information disclosed in writing and identified as Proprietary Information by the disclosing party. If Proprietary Information is disclosed orally or in other than written form, it must be identified as Proprietary
Information at the time of disclosure and summarized in writing and identified as Proprietary Information by the disclosing party within thirty (30) days from the date of the disclosure. It is understood that the foregoing obligation of confidentiality does not apply to:

      a) information which at the time of disclosure is in the public domain;

      b) information which is published or otherwise becomes part of the public domain through no fault of the receiving party after the disclosure hereunder;

      c) information which the receiving party can demonstrate by reasonably convincing evidence is already known or in the possession of the receiving party at the time of disclosure hereunder;

      d) information that the receiving party can show was received by it after the time of the disclosure hereunder from a third party on a non-confidential basis who did not acquire such information directly or indirectly from the disclosing party under an obligation of confidence; or

      e) information that is developed by an employee of the receiving party independent of any such disclosure under this Agreement.

      2. The receiving party agrees to use at least the same degree of care in maintaining the other party's Proprietary Information confidential as it does for maintaining the confidentiality of its own Proprietary Information of a similar nature.

      3. The receiving party agrees not to copy any Proprietary Information without the written permission of the disclosing party, and shall return such Proprietary Information and any copies when requested to do so by the disclosing party during the term of this Agreement

      4. No license, express or implied, is granted by either party to the other party under any patent, trade secret or copyright now or hereafter owned by either party under this Agreement.

      5. This Agreement shall be construed and interpreted, and its performance shall be governed by substantive laws of the state of Connecticut, U.S.A., without recourse to its conflict of laws, rules or principles.

      6. Either party upon thirty (30) days notice given in writing to the other party may terminate this Agreement. However, termination of the Agreement will not affect the confidentiality and non-use obligations of either party.

AGREED:

BALLARD POWER SYSTEMS INC.                UCAR CARBON COMPANY INC.


By  /s/ Keith B. Prater                   By  /s/ R.M. Flowers
    -------------------                       ----------------
Name    Keith B. Prater                   Name    R.M. Flowers
Title   Vice President                    Title   Dir.-Worldwide Tech.


Date  21 Jun 96                           Date  July 2, 1996
      ---------                                 ------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PART 1 DEFINITIONS AND INTERPRETATIONS..................................     2

DEFINITIONS.............................................................     2

INTERPRETATION..........................................................     5

SCHEDULES...............................................................     6

PART 2 COLLABORATION....................................................     6

COLLABORATION...........................................................     6

LIMITED PURPOSE.........................................................     7

COLLABORATION TERM......................................................     7

STEERING COMMITTEE......................................................     7

DUTIES OF COMMITTEE.....................................................     7

WORK AND COSTS..........................................................     8

PROJECT MANAGER.........................................................     8

PRODUCT DEVELOPMENT LEAD TIME...........................................     8

LICENSE BY UCAR.........................................................     9

SUBLICENSE BY BPS.......................................................     9

PART 3 INTELLECTUAL PROPERTY............................................    10

DISCLOSURE OF IPR FOR THE COLLABORATION.................................    10

BPS'S LICENSE TO UCAR CARBON FOR COLLABORATION..........................    10

UCAR CARBON'S LICENSE TO BPS FOR COLLABORATION..........................    10

OWNERSHIP OF ARISING IPR................................................    10

PATENTS.................................................................    10

CONSENT TO USE OF CONFIDENTIAL INFORMATION..............................    11

INFRINGEMENT CLAIM......................................................    11

PART 4  CONFIDENTIALITY.................................................    11

CONFIDENTIALITY OBLIGATIONS.............................................    11

EXCEPTIONS FOR CONFIDENTIALITY..........................................    11

EMPLOYMENT RELATIONS....................................................    12

REASONABLE RESTRICTION..................................................    12

NON-DISCLOSURE OF COLLABORATION.........................................    12

                               TABLE OF CONTENTS
                                   (Continued)

                                                                           Page
                                                                          -----
MUTUAL SECRECY AGREEMENT................................................    12

ADDITIONAL CONFIDENTIALITY OBLIGATION OF UCAR CARBON....................    13

PART 5 SUPPLY...........................................................    13

SUPPLY..................................................................    13

PART 6  DISPUTE RESOLUTION..............................................    13

INITIATION OF PROCESS...................................................    13

REFERRAL TO COMMITTEE...................................................    13

REFERRAL TO CHIEF EXECUTIVE OFFICERS....................................    13

SUBMISSION TO ARBITRATION...............................................    14

ACCEPTANCE AND IMPLEMENTATION...........................................    14

PLACE OF ARBITRATION....................................................    14

LEGAL PROCEEDINGS.......................................................    14

EXCLUSIONS..............................................................    14

PART 7  TERMINATION.....................................................    14

TERMINATION.............................................................    14

RIGHTS AND OBLIGATIONS OF THE PARTIES AFTER TERMINATION.................    15

RETURN OF CONFIDENTIAL INFORMATION......................................    16

PART 8  GENERAL.........................................................    16

MODIFICATIONS, APPROVALS AND CONSENTS...................................    16

FURTHER ASSURANCES......................................................    17

ENTIRE AGREEMENT........................................................    17

NOTICES.................................................................    17

DEEMED RECEIPT..........................................................    18

CHANGE OF ADDRESS.......................................................    18

ENUREMENT...............................................................    18

APPLICABLE LAW..........................................................    18

ATTORNMENT..............................................................    18

FORCE MAJEURE...........................................................    18

SEVERABILITY............................................................    19

COUNTERPARTS............................................................    19
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